EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 Registration Nos. 333-165843, 333-138764, 333-114650, 333-110769, 333-105524, 333-101130, 333-102650, 333-80443, 333-47392, 333-72894, 333-75872, 333-82006, and 333-69123 of our report dated March 28, 2011 relating to our audits of the consolidated financial statements of Torvec, Inc. which report is included in Torvec, Inc.’s 2010 annual report on Form 10-K.
/s/ EisnerAmper LLP
New York, New York
March 28, 2011